UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 30, 2010

Vanguard Minerals Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-51640	27-2387053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

402 West Broadway, Suite 2800, San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (858) 525-5695

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ]   Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ]   Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ]   Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8-Other Events

Item 8.01     Conflict of Interest Policy

On July 30, 2010, Vanguard Minerals Corporation,  (the "Registrant") through its board of directors adopted a Conflict of Interest Policy.  This policy provides that any material business transaction with a related party be approved by a majority of independent directors of Vanguard.  A material business transaction  is defined as a transaction whereby Vanguard issues any stock or any obligation to issue stock, warrants, options, incurs any indebtedness or any obligation to take on indebtedness in the future where the value of the transaction is greater than $25,000.   Since Vanguard does not currently have any independent directors, it cannot enter into such a transaction under the policy until at least one independent director is appointed to its board.  In addition, the policy establishes that for a Major Transaction, that is a related party material transaction where the aggregate value of the transaction is $250,000 or more, that in addition to approval by an independent director, the board must also solicit and receive an independent third party valuation of the proposed transaction that indicates that the proposed transaction is fair to Vanguard shareholders.

Item 8.02     Clarification of Business Model

In the past, Vanguard has issued press releases or made statements on its website regarding potential services relating to reverse mergers and private placements.  These services were always intended to be performed in accordance with applicable law and no services that required licensure as a broker dealer would be performed by Vanguard.

We do not trade securities in the ordinary course of business and  have sold in the aggregate less than $15,000 worth of the securities we have acquired.  We have never been paid to conduct a reverse merger nor do we provide such a service, but some of our clients may undertake such transactions and we can provide strategic advice as to how such a transaction impacts growing revenues in the domestic and international expansion of a business as well as related research reports on the competitive landscape within an industry.   To the extent that our press-releases or other materials have indicated that we provide services that would require licensure as a broker dealer, such services would have been provided directly by a licensed broker dealer as required by our standard form of contract with our clients.  We have never engaged in the business of raising capital for any client, although we do help draft the business plan which is used in Private Placement Memoranda or other financing documents.  We anticipate that more than 90% of our revenue will come from the provision of management consulting services rendered to client companies.  We are not primarily in the business of investing, re-investing or trading securities.

Section 9 – Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits

8.01           Vanguard Minerals Corporation Conflict of Interest policy as adopted by the Board of Directors on July 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vanguard Minerals Corporation

__________________________________
James Price
President and Chief Executive Officer

Date:         August 3, 2010